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                                                                   EXHIBIT 10.26

                      CONTINUING MEDICAL EDUCATION PROGRAMS
                                LICENSE AGREEMENT

      This agreement ("AGREEMENT") is made as of April 1, 1996 ("EFFECTIVE DATE") by and between TRUSTEES OF BOSTON UNIVERSITY (hereinafter referred to as "LICENSOR"), a non-profit corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, on behalf of its School of Medicine, which has a principal office at 80 East Concord Street, Boston, Massachusetts 02218 and HealthGate Data Corp. (hereinafter referred to as "LICENSEE"), a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at 380 Pleasant Street, Suite 230, Malden, MA 02148.

                                   WITNESSETH

      WHEREAS, LICENSOR holds the right to license the INFORMATION regarding CONTINUING MEDICAL EDUCATION PROGRAMS as more fully described herein;

      WHEREAS, LICENSOR wishes to make the INFORMATION commercially available for searching, access, and review by LICENSEE'S CUSTOMERS; and

      WHEREAS, LICENSEE wishes to obtain non-exclusive rights to provide online interactive searching, access, and review of the INFORMATION and supply the results in electronic form to LICENSEE'S CUSTOMERS; and

      WHEREAS, LICENSOR wishes to make it possible for LICENSEE'S CUSTOMERS to fulfill the requirements for obtaining credit for CME PROGRAMS electronically and LICENSEE is willing to co-operate in this endeavor;


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      NOW, THEREFORE, in consideration of the promises and agreements contained herein, and for other good and valuable consideration, the receipt of which is acknowledged by each of the parties hereto, the parties agree as follow:

                             ARTICLE 1 - DEFINITIONS

1.1   The following terms shall have the following meanings for purposes of this
      AGREEMENT:

      (a) "AGREEMENT" means the body of this Agreement and all Appendices hereto, as the same may be amended from time to time in accordance herewith. The following Appendices are attached hereto:

                  Appendix 1 - Continuing Medical Education Programs Appendix 2 - Licensed Marks
                  Appendix 3 - Financial Arrangements

      (b) "CME PROGRAMS" means the Continuing Medical Education Programs listed in Appendix 1, which Appendix may be amended by LICENSOR from time to time in its sole discretion by giving written notice thereof to LICENSEE.

      (c) "CUSTOMERS" means those individuals, institutions, and other organizations who are authorized to gain access to one or more CME PROGRAMS through LICENSEE.

      (d) "INFORMATION" means the CME PROGRAMS, or such portions thereof as are provided by LICENSOR to LICENSEE.

      (e) "LICENSED MARKS" means the name, trademarks, and service marks specified in Appendix 2, which Appendix may be amended by LICENSOR from time to time in its sole discretion by giving written notice thereof to LICENSEE.

      (f) "LICENSOR PROPRIETARY INFORMATION" means any and all information relating to the business of LICENSOR that may be obtained from any source as a result of this Agreement, and the LICENSED MARKS.


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                          ARTICLE 2 - GRANT OF LICENSE

2.1 Subject to the terms and conditions set forth herein, LICENSOR grants to LICENSEE a non-exclusive, non-transferable, worldwide license, hereinafter referred to as "the LICENSE," to do the following, and LICENSEE agrees that it shall do the following:

      (a) Mount the INFORMATION on its computer facilities (presently located in Malden, MA);

      (b) Provide the INFORMATION in online interactive mode for searching, access, and review and for printing on paper and displaying on computer terminals by LICENSEE'S CUSTOMERS;

      (c) Provide online access to the INFORMATION to LICENSEE'S CUSTOMERS through telecommunication links, including, but not limited to dial-up, the Internet, and leased lines, to its computer facilities; and

      (d) Use the LICENSED MARKS of LICENSOR listed in Appendix 2 solely for the purpose of performing this AGREEMENT.

2.2 LICENSOR reserves the right to revoke the LICENSE as it applies to any particular INFORMATION at any time if, in LICENSOR's sole opinion, such INFORMATION or the related CME PROGRAM is no longer suitable, for any reason, for use by LICENSEE'S CUSTOMERS, by giving written notice to LICENSEE.

2.3 Except for those rights specifically provided for in the LICENSE, LICENSOR retains all right, title and interest in and to the INFORMATION and the LICENSED MARKS. Licensee hereby acknowledges that it will receive no rights or licenses to the INFORMATION or the LICENSED MARKS independent of or in addition to the rights expressly granted to it in this AGREEMENT. Nothing in this AGREEMENT shall cause LICENSOR'S rights, title and interest in the INFORMATION and the LICENSED MARKS to be reduced in any way, nor cause LICENSEE or any of its CUSTOMERS to gain any ownership rights in the INFORMATION or LICENSED MARKS. LICENSEE shall not, and shall use its best efforts to ensure that its CUSTOMERS do not, use, duplicate in hard copy, machine readable or any other form, distribute, modify, or create derivative versions of the INFORMATION or use the LICENSED MARKS except as specifically permitted herein.


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2.4   The parties agree to perform their obligations under this AGREEMENT in strict adherence to the Accreditation Council for Continuing Medical Education Essentials, Guidelines and Standards for Accreditation of Sponsors of Continuing Medical Education, including the Standards for Commercial Support of Continuing Medical Education and the Standards for Interpreting the Essentials as Applied to Continuing Medical Education Enduring Materials, as well as LICENSOR's own policies and practices designed to ensure compliance with the highest standards of educational integrity and quality, and applicable laws, regulations, rules, and orders (collectively, the "ACCME/BU/Legal Standards"). Without limiting the foregoing, it is understood that any commercial funding for the CME PROGRAMS should be in the form of an educational grant made payable to LICENSOR. Should either party be made aware of any actual or potential conflict between any of the ACCME/BU/Legal Standards, and this AGREEMENT or the arrangements contemplated hereby, such party shall promptly notify the other party and the parties shall negotiate in good faith to modify the AGREEMENT or their arrangements so as to ensure strict adherence to all ACCME/BU/Legal Standards.

                   ARTICLE 3 - LICENSOR TO FURNISH INFORMATION

3.1 Subject to the terms and conditions set forth herein and to all necessary approvals from third parties holding copyright or other rights and interests in the INFORMATION, LICENSOR shall, at its own expense, furnish to LICENSEE and LICENSEE shall accept from LICENSOR the following:

      (a) Existing portions of the INFORMATION in machine-readable form where possible.

      (b) If machine readable form is not available, two (2) copies of the printed version of the INFORMATION.

      It is anticipated that the INFORMATION will include an examination and an evaluation form for each CME PROGRAM.

3.2 It is understood by the parties that certain CME PROGRAMS involve the use of materials, such as newsletters and articles in medical journals, that are independently available through LICENSEE to its CUSTOMERS. Notwithstanding anything herein to the contrary, LICENSEE shall be solely responsible for obtaining the use of such materials in connection with the CME PROGRAMS, including without limitation obtaining all


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      necessary licenses and approvals. Such materials are excluded from the
      INFORMATION to be provided herein by LICENSOR.

3.3 LICENSOR shall promptly replace all or part of the INFORMATION which was unreadable or damaged or did not conform with this AGREEMENT when furnished by LICENSOR to LICENSEE, at no additional charge, provided that LICENSEE gives LICENSOR reasonably detailed written notice thereof. The foregoing states LICENSOR's exclusive remedy for any defect, damage, nonconformity, breach of warranty, or misrepresentation with respect to the INFORMATION.

3.4 LICENSEE agrees to make available to LICENSOR two passwords which LICENSOR may use to access the CME PROGRAMS for purposes of quality monitoring and other internal uses as LICENSOR sees fit, at no extra charge to LICENSOR.

         ARTICLE 4 - INFORMATION AND LICENSED MARKS: ACCESS AND CHANGES

4.1 LICENSEE shall design a file structure through which the INFORMATION will be made commercially available on LICENSEE'S proprietary service. LICENSOR agrees to use reasonable efforts to provide technical advice to LICENSOR to assist in such file design. LICENSOR and LICENSEE shall also cooperate on design of the system by which CUSTOMERS' examination results and CUSTOMERS' program evaluation forms are transmitted to LICENSOR.

4.2 LICENSEE shall not make the INFORMATION available without prior written approval by the LICENSOR of said file design, provided that such approval shall not be unreasonably withheld.

4.3 LICENSEE agrees to use its best efforts to prevent the INFORMATION from becoming available through LICENSEE to anyone who is not a CUSTOMER.

4.4 LICENSEE shall not make any changes whatsoever to the INFORMATION, LICENSED MARKS, or other material supplied by LICENSOR under ARTICLE 3, whether to the content, structure, design, or otherwise, without LICENSOR'S prior written approval. If and when LICENSOR wishes to implement any changes to the INFORMATION, LICENSED MARKS, or other material supplied by LICENSOR under ARTICLE 3,


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      LICENSEE shall request LICENSOR's approval by a written and reasonably detailed notice thereof to LICENSEE as soon as practicable but in no event less than three (3) months in advance. Section 4.2 above shall apply to implemented changes.

                          ARTICLE 5 - FEES AND PAYMENTS

5.1 LICENSEE shall pay to LICENSOR the usage fees as specified in Appendix 3 for each CME PROGRAM used by each CUSTOMER of LICENSEE. LICENSEE shall also collect on LICENSOR's behalf, and remit to LICENSOR, the CME certification fees or like fees set by LICENSOR and payable by those CUSTOMERS of LICENSEE who seek continuing medical education credit with respect to the CME PROGRAMS, as specified in Appendix 3.

5.2 Any usage of a CME PROGRAM solely for purposes of demonstrating the CME PROGRAM or LICENSEE'S products or services shall be free of fees to LICENSOR, on the condition that it is understood by LICENSEE and its potential CUSTOMERS that no certification or other evidence of completing the CME PROGRAM shall be offered in connection with such demonstrations.

5.3 Fee payments required by Section 5.1 shall be based on usage of the CME PROGRAMS, which LICENSEE shall report in monthly activity reports as required under Section 6.2 of this AGREEMENT. Each payment shall be accompanied by a statement setting forth in reasonable detail the computation of the amount due. Each payment shall be due no later than thirty (30) days following the due date for submission of the corresponding activity report. Any payment that is overdue shall bear interest at the rate of one and one-half percent (1.5%) per month until paid.

5.4 Payment by LICENSEE of all fees and charges for services performed is to be made by check, or in such other form as may be agreed upon between the parties, delivered to LICENSOR in accordance with Section 15.5.


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                       ARTICLE 6 - ADDITIONAL OBLIGATIONS

6.1   (a)   LICENSEE shall provide CUSTOMERS with instructions for completing examinations for the CME PROGRAMS and obtaining CME credit from LICENSOR, in accordance with LICENSOR's instructions.

      (b) Immediately upon receipt of each completed examination, LICENSEE shall grade the examination on LICENSOR's behalf and strictly in accordance with LICENSOR's examination instructions, and shall transmit examination results to the CUSTOMER.

      (c) Each graded examination shall be immediately transmitted in full to LICENSOR, together with the CUSTOMER'S program evaluation form.

      (d) LICENSOR shall provide appropriate documentation to demonstrate successful completion of the CME PROGRAMS to LICENSEE'S CUSTOMERS who have successfully completed the CME PROGRAMS to LICENSOR's satisfaction, paid the requisite fee, and are otherwise eligible to receive such documentation in LICENSOR's sole determination. LICENSOR reserves the right to make all determinations whatsoever relating to the accreditation of, and the granting of continuing medical education credit for, the CME PROGRAMS.

      (e) LICENSOR and LICENSEE shall otherwise provide such cooperation and assistance as is reasonably required to provide efficient and effective access to the CME PROGRAMS to LICENSOR's CUSTOMERS consistent with the provisions of this AGREEMENT.

6.2 LICENSEE shall provide LICENSOR with monthly activity reports of CME PROGRAM usage, no later than thirty (30) days after the end of each calendar month. These activity reports shall show, by CME PROGRAM, for each month and cumulatively for the calendar year:

            (i)   the CME PROGRAM name

            (ii)  the number of LICENSEE'S CUSTOMERS who used the CME PROGRAM;

            (iii) for each CUSTOMER who used the CME PROGRAM, the CUSTOMER'S name and address, whether or not the CUSTOMER took an examination on the CME PROGRAM, and if so, the examination grade and certification fee paid; and


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            (iv)  detailed information to substantiate any claim for a bad debt credit, as described in Appendix 3.

      Submission of an activity report will be deemed to be an official certificate of LICENSEE that the facts set forth in the activity report are complete and accurate.

6.3   (a)   LICENSEE shall maintain complete and accurate records of all transactions involving the CME PROGRAMS for a minimum of two months and shall provide such information, in addition to that required in
            Section 6.2, as LICENSOR may reasonably request to verify the accuracy of the monthly activity reports. In addition, LICENSEE agrees to provide such other information as LICENSOR may reasonably request from time to time regarding the subject matter of this AGREEMENT.

      (b) LICENSOR shall have the right, at its sole expense, upon reasonable notice and during normal business hours, to inspect LICENSEE's records relating to the subject matter of this AGREEMENT. In the event that LICENSEE has underpaid LICENSOR by more than five percent (5%) for any month, then LICENSEE shall pay the costs incurred by LICENSOR for such inspection.

      (c) Each party will hold the records and documents required or produced under this AGREEMENT, including the contents of activity reports but excluding LICENSOR PROPRIETARY INFORMATION (which is subject to Section 15.7 below), in confidence and will not disclose such records or documents to third parties without the other party's prior written consent, except to their respective accountants, attorneys, accrediting agencies, or others as required by law.

6.4 At LICENSEE's request, LICENSOR shall use reasonable efforts to notify (a) recent recipients of continuing medical education credits from LICENSOR and (b) recent recipients of the degree of Doctor of Medicine from the Boston University School of Medicine, of the availability of the CME PROGRAMS from LICENSEE, subject to the availability of current address information and reimbursement of the costs of such notifications by LICENSEE. The parties shall reasonably agree in advance upon the sums that LICENSEE shall reimburse LICENSOR for the costs of such efforts.

                             ARTICLE 7 - WARRANTIES

7.1   LICENSOR hereby represents and warrants to LICENSEE as follows:


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      (a)   LICENSOR is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and has the power and authority to execute and deliver this AGREEMENT and to carry out the transactions contemplated hereby. This AGREEMENT constitutes a valid and binding obligation of LICENSOR, enforceable in accordance with its terms;

      (b) To the best of LICENSOR's knowledge, there are no actions, suits, investigations or proceedings pending or threatened against LICENSOR before any court, arbitrator or governmental body, and there are no judgments or orders of any governmental authority applicable to LICENSOR, which assert the invalidity of this AGREEMENT or seek to prevent any of the transactions contemplated hereby;

      (c) LICENSOR warrants that the INFORMATION furnished under ARTICLE 3, was formulated with a reasonable standard of care and in conformance with professional standards.

7.2   LICENSEE hereby represents and warrants to LICENSOR as follows:

      (a) LICENSEE is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the power and authority to execute and deliver this AGREEMENT and to carry out the transactions contemplated hereby. This AGREEMENT constitutes a valid and binding obligation of LICENSEE, enforceable in accordance with its terms.

      (b) To the best of LICENSEE's knowledge, there are no actions, suits, investigations or proceedings pending or threatened against LICENSEE before any court, arbitrator or governmental body, and there are no judgments or orders of any governmental authority applicable to LICENSEE, which assert the invalidity of this AGREEMENT or seek to prevent any of the transactions contemplated hereby;

      (c) All services performed by LICENSEE hereunder shall be performed in a timely and professional manner.

7.3 EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY BY LICENSOR WITH RESPECT TO THE QUALITY, CONDITION, USEFULNESS, DESIRABILITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OF THE INFORMATION, OR ANY OTHER MATTER WHATSOEVER. EACH PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY TO ANY PERSON OTHER THAN THE OTHER PARTY. REFERENCE IS MADE TO SECTION


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      3.3 FOR A STATEMENT OF LICENSOR'S EXCLUSIVE OBLIGATION WITH RESPECT TO ANY
      BREACH OF WARRANTY OR MISREPRESENTATION WITH RESPECT TO THE INFORMATION.

                          ARTICLE 8 - INJUNCTIVE RELIEF

8.1 LICENSEE acknowledges that any use, duplication, distribution, disclosure, or modification of any INFORMATION, LICENSED MARKS, or LICENSOR PROPRIETARY INFORMATION in violation of this AGREEMENT will give rise to irreparable injury to LICENSOR, which will not be adequately compensated by monetary damages. Accordingly, LICENSEE agrees that LICENSOR shall be entitled to seek and obtain injunctive relief against the breach or threatened breach of LICENSEE's obligations with respect to the INFORMATION, LICENSED MARKS, and LICENSOR PROPRIETARY INFORMATION, in addition to any other legal remedies which may be available.

                            ARTICLE 9 - INFRINGEMENT

9.1 LICENSOR hereby agrees to defend any claims or actions brought against LICENSEE in the United States by third parties asserting that any of the INFORMATION as furnished by LICENSOR to LICENSEE hereunder constitutes an infringement of any United States copyright or other intellectual property right under United States law, subject to the following conditions:

      (a) LICENSEE shall promptly notify LICENSOR of the infringement claim or action, and shall provide such assistance in the defense thereof as may reasonably be requested; and

      (b) LICENSOR shall have the exclusive right to control the defense, including settlement, of the infringement claim or action.

      LICENSOR shall pay any monetary award entered in a final judgment in such action to the extent such award is adjudged to arise from such infringement.

9.2 Should any part of the INFORMATION or materials provided by LICENSOR hereunder become, or in LICENSOR's opinion be likely to become, the subject of any infringement claim, LICENSOR may elect to do one of the following: procure the right to continue to


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      make the INFORMATION or materials available, modify same to make them non-infringing, or cease making the affected CME PROGRAM available to CUSTOMERS or otherwise cease such activities as may be claimed to give rise to infringement. LICENSEE shall provide such cooperation as LICENSOR may reasonably request to accomplish the foregoing.

9.3 LICENSOR shall have no obligation under this ARTICLE 9 to the extent that an alleged infringement claim arises out of any addition to or modification of the INFORMATION, or other act or omission, by LICENSEE or any of its agents or employees.

9.4 LICENSOR's obligations under this ARTICLE 9 are its exclusive obligations with respect to any infringement or alleged infringement of any copyright or other intellectual property right of third parties.

             ARTICLE 10 - INDEMNIFICATION: LIMITATION OF LIABILITY.

10.1 Each party agrees to indemnify, defend, and hold the other party harmless from and against any and all claims, actions, losses, damages, and expenses, including reasonable attorneys' fees, to the extent caused by its negligence, misconduct, or breach of this AGREEMENT.

10.2 In no event shall either party be liable for any consequential, incidental, special or indirect damages, whether in contract, tort or otherwise, including but not limited lost profits, loss of business, or other economic loss, unless such damages arise out of intentional misconduct, fraud, or conduct punishable as a criminal offense.

                             ARTICLE 11 - CUSTOMERS

11.1 LICENSEE shall place the following terms and conditions, together with such other material as LICENSOR shall approve, on the entry page into the CME PROGRAMS, and shall ensure that the CUSTOMERS acknowledge and agree to such terms and conditions prior to gaining access to the CME PROGRAMS:

      (a) The information provided in these CME Programs is intended solely for the continuing medical education needs of healthcare professionals. Individuals should not rely upon any information provided in these CME Programs.


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      (b)   THE CME PROGRAMS ARE OFFERED "AS IS." HEALTHGATE DATA CORP. AND
            BOSTON UNIVERSITY, JOINTLY AND INDIVIDUALLY, DISCLAIM ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE CME PROGRAMS AND THE INFORMATION CONTAINED THEREIN, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, NEITHER ENTITY SHALL BE RESPONSIBLE FOR ANY INACCURACY OR OMISSION IN THE INFORMATION CONTAINED IN THE CME PROGRAMS, AND NEITHER SHALL HAVE ANY LIABILITY WHATSOEVER OF ANY KIND RESULTING FROM ANY CLAIM OR ACTION ARISING OUT OF THE USE OF THE CME PROGRAMS.

      (c) HealthGate Data Corp. will grade the examinations that form a part of the CME Programs in accordance with Boston University's instructions. HealthGate Data Corp. shall have no responsibility for, or any liability from, the improper grading, tabulation or administration of any examination, provided that it has complied in all respects with Boston University's examination instructions and has not otherwise committed gross negligence or willful misconduct. HealthGate Data Corp. will relay your graded examination to Boston University but shall have no responsibility to report any examination grade to any regulatory agency, medical association, or other third party. Boston University reserves final authority over the issuance of continuing medical education credit.

      (d) In no event shall either HealthGate Data Corp. or Boston University be liable for any consequential, incidental, special or indirect damages, whether in contract, tort or otherwise, including but not limited to lost profits, loss of business or other economic loss.

      (e) No person shall have any right to use, duplicate in hard copy, machine readable form or any other form, distribute, modify, or create derivative versions of any CME Program, except as necessary to complete the CME Program for purposes of obtaining continuing medical education credit. Any violation of this provision shall be prosecuted to the fullest extent of the law.


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                             ARTICLE 12 - INSURANCE

12.1 LICENSEE agrees to obtain and maintain in effect the following insurance provided by a company or companies acceptable to LICENSOR:

      (a) Comprehensive General Liability Insurance naming Trustees of Boston University as an additional insured, subject to a combined single limit of at least $1,000,000 each occurrence and $1,000,000 in the aggregate for bodily injury and property damage. The aggregate limits shall be maintained continuously during the life of this AGREEMENT. This insurance shall include coverage for Independent Contractors, covering operations of any and all subcontractors and sub-subcontractors, and shall contain a Broad Form General Liability endorsement.

      (b) Errors and Omissions Insurance subject to a limit of at least $1,000,000 each occurrence and $1,000,000 in the aggregate.

      (c) Umbrella liability insurance subject to a limit of at least $1,000,000 providing excess coverage over that specified in sub-paragraph (a) above.

      (d) Crime Insurance, including coverage for Employee Dishonesty, Premises Coverage and Transit Coverage.

      LICENSEE shall cause the LICENSOR to be named as an additional insured under all liability insurance to the extent of its interests hereunder.

12.2 LICENSEE shall provide standard ACORD certificates of the foregoing insurance, in triplicate, to the LICENSOR upon execution of this AGREEMENT and thereafter within thirty (30) days after the anniversary dates of the insurance. Such certificates shall show any special coverage or provisions required and shall provide for not less than thirty (30) days' prior written notice to the LICENSOR in the event of cancellation, material change, or intent not to renew.

                              ARTICLE 13 - DURATION

13.1 This AGREEMENT shall become effective on April 1, 1996 and shall terminate on June 30, 1997, unless it is sooner terminated by either party pursuant to ARTICLE 14 or unless it is renewed.


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13.2  This AGREEMENT shall be automatically renewed on an annual basis unless one party advises the other in writing at least ninety (90) days prior to the end of the original or any renewal period that it elects not to renew this AGREEMENT, or wishes to renegotiate the terms of this AGREEMENT.

                            ARTICLE 14 - TERMINATION

14.1 Either party shall be entitled to terminate this AGREEMENT for cause by giving written notice in writing to the other party that the other party has failed to meet one or more of its obligations under this AGREEMENT. In such case, the other party will have thirty (30) days to meet the stated obligation(s) and, if it does not do so, this AGREEMENT will automatically terminate effective the last day of the thirty (30) day period.

14.2 Either party may terminate this AGREEMENT with or without cause at any time by giving not less than ninety (90) days' written notice of termination to the other party.

14.3 In connection with the termination of this AGREEMENT by either party, LICENSEE shall prominently post notices to CUSTOMERS of the termination of availability of the CME PROGRAMS on its Web site and/or such other locations, at such times, and in such manner as LICENSOR shall reasonably request. In the case of termination pursuant to Section 14.2, such notice to CUSTOMERS shall be posted no later than five (5) business days after the notice of termination has been given or received by LICENSEE, as the case may be.

14.4 Upon termination of this AGREEMENT, all rights and obligations under this AGREEMENT will cease, except those rights and obligations that arose prior to termination, such as the obligation by LICENSEE to make the payments to LICENSOR required under this AGREEMENT, and those rights and obligations whose intended benefit was not or could not be fully obtained prior to termination, including without limitation the parties' indemnification obligations, which shall survive.

14.5 Upon termination of this Agreement, each party shall be prohibited from using any portion of the INFORMATION, LICENSED MARKS, or materials supplied to it by the other party under the terms of this AGREEMENT and shall, as directed by the other party, either return all copies of same to the other party or erase, destroy, or eliminate them. Without


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      limiting the foregoing, immediately upon termination, LICENSEE shall erase from computer magnetic media, and make unsuitable for the uses licensed under this AGREEMENT, all INFORMATION received from LICENSOR.

                      ARTICLE 15 - MISCELLANEOUS PROVISIONS

15.1 Neither party shall be liable for delays or failures in performance under this AGREEMENT to the extent resulting from causes beyond the reasonable control of such party, and the times for performance under this AGREEMENT shall be extended by the duration of any such inability to perform, provided that such party has promptly notified the other party of the existence of such cause and has used its best efforts to mitigate its consequences. Such causes shall include Acts of God, lockouts, labor actions, riots, acts of war, epidemics, government regulations subsequently imposed, fire, earthquakes, or other natural disasters. In the event that one party's performance is delayed for thirty (30) or more days in accordance with this Section, the other party shall have a right to terminate this AGREEMENT by giving written notice to such non-performing party.

15.2 Neither party shall grant any assignment, sublicense, or other transfer of any of its rights or obligations under this AGREEMENT, by operation of law or otherwise, without the prior written approval of the other party, which shall not be unreasonably withheld, and any such assignment, sublicense, or other transfer without such approval shall be void. It is understood, however, that LICENSEE's provision of online interactive searching, access and review of the CME PROGRAMS to LICENSEE's CUSTOMERS in accordance with this AGREEMENT shall not be deemed to be a sublicense or other transfer of rights by LICENSEE.

15.3 This AGREEMENT sets forth the entire understanding of the parties on the subject matter hereof, and supersedes all previous oral or written representations or agreements relating to the rights and duties provided for herein.

15.4 Except as expressly provided herein with respect to Appendices 1 and 2, this AGREEMENT may not be modified, amended, or waived except by written agreement of both parties. The failure of either party to enforce or exercise, at any time or for any period of time, any term of this AGREEMENT does not constitute, and shall not be construed as, a waiver of such term and shall in no way effect that party's later right to enforce it.


                                                               - Page 15 of 18 -

15.7 During the term of this AGREEMENT and for a period of three (3) years following its termination, LICENSEE shall regard and preserve as confidential any and all LICENSOR PROPRIETARY INFORMATION. LICENSEE shall not, without first obtaining the LICENSOR's written consent, disclose to any person, firm or enterprise or use for its own benefit any LICENSOR PROPRIETARY INFORMATION.

      During the term of this AGREEMENT and for a period of three (3) years following its termination, LICENSOR agrees that, unless it has obtained LICENSEE's prior written consent, LICENSOR shall keep confidential any materials or information designated by LICENSEE in writing as "Confidential Information" at the time of its delivery to the LICENSOR and which is not LICENSOR PROPRIETARY INFORMATION, and shall prevent disclosure of the same to any person, firm or enterprise other than for purposes specifically relating to the LICENSOR's permitted uses. Notwithstanding the foregoing, the LICENSOR shall not be required to take any steps to keep confidential and prevent disclosure of any such information other than those steps the LICENSOR normally takes to protect its own similar confidential information.

      Both LICENSOR and LICENSEE agree not to disclose this AGREEMENT or the terms of this AGREEMENT, to third parties, except to their respective accountants, attorneys, accrediting agencies, or others as required by law.

15.8 The relationship of the parties is that of independent contractors, and no agency, employment, partnership, joint venture, or any other relationship is created by this AGREEMENT.

15.9 This AGREEMENT shall be interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts excluding that body of law known as conflicts of laws.


                                                               - Page 17 of 18 -

      IN WITNESS WHEREOF LICENSOR AND LICENSEE have caused this AGREEMENT to be executed and delivered by their duly authorized representatives.

HEALTHGATE DATA CORP.                     TRUSTEES OF BOSTON UNIVERSITY
(LICENSEE)                                (LICENSOR)


By:    /s/ Rick Lawson                    By:    /s/ William Gasper
       -------------------------                 -------------------------
Name:  Rick Lawson                        Name:  William Gasper
       -------------------------                 -------------------------
Title: Executive Vice-President           Title: Assistant Treasurer
       -------------------------                 -------------------------


                                                               - Page 18 of 18 -